                                             FILED PURSUANT TO RULE 424 (B) (3)
                                                    REGISTRATION NO. 333-195440
AXA Equitable Life Insurance Company

SUPPLEMENT DATED NOVEMBER 14, 2014, TO THE PROSPECTUS FOR STRUCTURED CAPITAL STRATEGIES(R) DATED MAY 1, 2014

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus (the "Prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your Prospectus.

Please note the following:

On or about November 24, 2014, the following features will be available to Structured Capital Strategies(R) contract owners in Puerto Rico:

..   Choice Segments

..   The Financial Select Sector SPDR(R) Fund 1-year Segment with a -10% buffer

To reflect these changes, the "Puerto Rico" section of "Appendix II: State contract availability and/or variations of certain features and benefits" in the Prospectus is replaced in its entirety with the following:

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------

PUERTO RICO  Inherited IRA                     Not available

             Beneficiary continuation option   Not available

             IRA and Roth IRA                  Available for direct rollovers
                                               from U.S. source 401(a) plans
                                               and direct transfers from the
                                               same type of U.S. source IRAs.

             See footnote 1 in "Fee table"     There is no premium tax charge
             and "Charges for state premium    imposed.
             and other applicable taxes" in
             "Charges and expenses"

             See "Purchase considerations for  We do not offer Structured
             a charitable remainder trusts"    Capital Strategies(R) contracts
             under "Owner and annuitant        to charitable remainder trusts
             requirements" in "Contract        in Puerto Rico.
             features and benefits"

             See "Taxation of nonqualified     There are special rules for
             annuities" in "Tax information"   nonqualified contracts issued in
                                               Puerto Rico.

                                               Income from NQ contracts we
                                               issue is U.S. source. A Puerto
                                               Rico resident is subject to U.S.
                                               taxation on such U.S. source
                                               income. Only Puerto Rico source
                                               income of Puerto Rico residents
                                               is excludable from U.S.
                                               taxation. Income from NQ
                                               contracts is also subject to
                                               Puerto Rico tax. The calculation
                                               of the taxable portion of
                                               amounts distributed from a
                                               contract may differ in the two
                                               jurisdictions. Therefore, you
                                               might have to file both U.S. and
                                               Puerto Rico tax returns, showing
                                               different amounts of income from
                                               the contract for each tax
                                               return. Puerto Rico generally
                                               provides a credit against Puerto
                                               Rico tax for U.S. tax paid.
                                               Depending on your personal
                                               situation and the timing of the
                                               different tax liabilities, you
                                               may not be able to take full
                                               advantage of this credit.

                                               Owners or beneficiaries of
                                               annuity contracts in Puerto Rico
                                               which are not individuals are
                                               required to complete the
                                               appropriate Form W-8 describing
                                               the entity type to avoid 30%
                                               FATCA withholding from
                                               U.S.-source income.
--------------------------------------------------------------------------------

Structured Capital Strategies(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC.
               1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2014 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                (212) 554-1234

                   IM-20-14 (11/14)                         Cat# 153097 (11/14)
                   SCS/IF                                               #815365

AXA Equitable Life Insurance Company

SUPPLEMENT DATED NOVEMBER 14, 2014, TO THE PROSPECTUS FOR STRUCTURED CAPITAL STRATEGIES(R) DATED AUGUST 1, 2014

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectus (the "Prospectus") offered by AXA Equitable Life Insurance Company ("AXA Equitable"). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in your Prospectus.

Please note the following:

On or about November 24, 2014, the following features will be available to Structured Capital Strategies(R) contract owners in Puerto Rico:

..   Choice Segments

..   The Financial Select Sector SPDR(R) Fund 1-year Segment with a -10% buffer

To reflect these changes, the "Puerto Rico" section of "Appendix II: State contract availability and/or variations of certain features and benefits" in the Prospectus is replaced in its entirety with the following:

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS             AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------

PUERTO RICO  Inherited IRA                     Not available

             Beneficiary continuation option   Not available

             IRA and Roth IRA                  Available for direct rollovers
                                               from U.S. source 401(a) plans
                                               and direct transfers from the
                                               same type of U.S. source IRAs.

             See footnote 1 in "Fee table"     There is no premium tax charge
             and "Charges for state premium    imposed.
             and other applicable taxes" in
             "Charges and expenses"

             See "Purchase considerations for  We do not offer Structured
             a charitable remainder trusts"    Capital Strategies(R) contracts
             under "Owner and annuitant        to charitable remainder trusts
             requirements" in "Contract        in Puerto Rico.
             features and benefits"

             See "Taxation of nonqualified     There are special rules for
             annuities" in "Tax information"   nonqualified contracts issued in
                                               Puerto Rico.

                                               Income from NQ contracts we
                                               issue is U.S. source. A Puerto
                                               Rico resident is subject to U.S.
                                               taxation on such U.S. source
                                               income. Only Puerto Rico source
                                               income of Puerto Rico residents
                                               is excludable from U.S.
                                               taxation. Income from NQ
                                               contracts is also subject to
                                               Puerto Rico tax. The calculation
                                               of the taxable portion of
                                               amounts distributed from a
                                               contract may differ in the two
                                               jurisdictions. Therefore, you
                                               might have to file both U.S. and
                                               Puerto Rico tax returns, showing
                                               different amounts of income from
                                               the contract for each tax
                                               return. Puerto Rico generally
                                               provides a credit against Puerto
                                               Rico tax for U.S. tax paid.
                                               Depending on your personal
                                               situation and the timing of the
                                               different tax liabilities, you
                                               may not be able to take full
                                               advantage of this credit.

                                               Owners or beneficiaries of
                                               annuity contracts in Puerto Rico
                                               which are not individuals are
                                               required to complete the
                                               appropriate Form W-8 describing
                                               the entity type to avoid 30%
                                               FATCA withholding from
                                               U.S.-source income.
--------------------------------------------------------------------------------

Structured Capital Strategies(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC.
               1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2014 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                (212) 554-1234

                   IM-17-14 (11/14)                        Cat.# 153094 (11/14)
                   SCS/NB                                               #813474